FIRST GUARANTY BANCSHARES, INC. FI R ST G UA R A N TY B A N CS H A R ES , I N C. FI R ST G UA R A N TY B A N CS H A R ES , I N C. Po st O ffi ce B ox 2 00 9 H am m on d, L ou is ia na 7 04 04 -2 00 9 PR ES O R TE D FI R ST -C LA SS M A IL U. S. P O ST AG E PA ID B AT O N R O UG E, L A PE R M IT N O . 9 84 At A Glance (unaudited) Bank Officers Total Assets $3.1 Billion Deposits $2.7 Billion *Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank 2022 3rd Quarter Report fgb.net | Locations 36 ATMs 48 $8.1 Million 3Q 2022 Earnings $23.8 Million YTD2022 Earnings 117 Consecutive dividends paid and counting 88 Years in Banking Total Loans $2.4 Billion Member FDIC NASDAQ Symbol: FGBI Have Questions? Vanessa Drew | InvestorRelations@fgb.net We’re Social: Chairman Marshall T. Reynolds* Executive Officers Alton B. Lewis, Jr.* President and CEO | Hammond Eric J. Dosch* Chief Financial Officer | Hammond Senior Vice Presidents Thomas F. Brothers, Director of Internal Audit Marty B. Cole Mark J. Ducoing, Chief Deposit Officer Glenn A. Duhon, Sr. Ronnie R. Foshee, Director of Lending Development Kevin J. Foster Sam J. Gallo C. Aaron Glaser, Chief Technology Officer Adam J. Johnston Mikki M. Kelley William F. Leach, Chief Information Officer Jordan M. Lewis, Texas Area President Michael R. Mineer, Mideastern Market President Jane A. Muehlbauer Daniel W. Pack Michael E. Parham Christopher W. Parr Coby L. Pennington, Chief Information Security Officer Gregory P. Prudhomme Craig E. Scelfo Desiree B. Simmons, Chief Administrative Officer Evan M. Singer, Chief Mergers & Acquisitions Officer J. Richard Stark, Operations Jason M. Turner Randy S. Vicknair, Chief Lending Officer Christy L. Wells Matthew B. Wise, Chief Credit Officer Vice Presidents Ashley N. Bell Darryl P. Boudreaux Brenda A. Briscoe Cheryl Q. Brumfield Katherine K. Campbell, Controller Christina M. Carter Ammon L. Cooper Louis J. Cusimano Vikki W. Dupaquier Ronald W. Edmonds Denise D. Fletcher Craig E. Hriblan Matthew P. Hudnall A. Shane Hughes Shirley P. Jones JoEllen K. Juhasz, BSA Officer Diana L. Kinder Michael D. Knighten Mary T. Mayo Terrie E. McCartney Colton C. McDaniel Lisa A. Musgrave Jason D. Normand Steven F. Osman Scott B. Schilling Amber L. Smith Lisa K. Stoker John A. Synco Lauryn H. Waits Assistant Vice Presidents Miranda M. Derveloy Susan M. Desoto Michelle A. Dionne Landa G. Domangue Vanessa R. Drew Harrison R. Gill Ludrick P. Hildago Leslie A. Hinzman Donna S. Hodges Martin R. Holifield Sarah E. Jenkins Keith T. Klein Laura L. Lacoste Daniel L. Loe Catherine E. Mathes Nicole M. Mouton Pamela R. Normand Dollie D. Ogletree Dev M. Patel Rahul R. Patel Kristy L. Puckett Areeb Rashid Niekitsha S. Ridley Chanyon O. Robinson Donna D. Scamardo Stacy J. Thompson Officers Mandi B. Aguillard Calvin P. Ducote Jeannette N. Ernst Kristin M. Williams

A Message to Our Shareholders

Dear Shareholders,

The real strength of your progress is shown when you are swimming against the tide. In the third quarter 2022, First Guaranty Bank showed continued progress and strength by improving its earnings, asset quality and equity while overcoming interest rate increases, adversity due to natural disasters, and market doubts about the economy.

With all of these questions, First Guaranty's earnings for the nine months ending September 30th increased from $1.72 per share in 2021 to $2.05 in 2022 and the earnings for the three months ending September 30th increased from $0.67 per share in 2021 to $0.70 in 2022. This performance resulted in you receiving today, your 117th consecutive quarterly dividend.

For the period from September 30, 2021, until September 30, 2022, Fed funds interest rates increased from 0.08% to 3.08%. This is a percentage increase of 3,750%. For that same period of time, First Guaranty's total interest expense increased by only 28%. This management of our deposits allowed us to not only overcome other adversities of the marketplace; but, to increase our earnings.

Perhaps the most significant adversity to crop up was the losses we took on "relief loans." Over the past seven years, our areas have been hit with a series of natural disasters including two floods, a Covid pandemic, several hurricanes, and an ice storm. For each of these, First Guaranty has quickly stepped forward and offered "relief loans" to its employees, customers, and community members to help them get through the sudden extra expenses and sudden loss of income which comes with these types of events. First Guaranty Bank sees this as part of its duty as a community bank. Hurricane Ida hit parts of Louisiana much more severely than even Katrina. Although the denominations of the relief loans are relatively small ($5,000), the number of losses was much greater than any past experience. We were still able to overcome this adversity and maintain our profitability. Going forward, we have reviewed the criteria for these relief loans in order to still assist our communities, but reduce losses incurred.

The strength is in large part, due to the continuing growth and strength of our loan portfolio. For the nine-month period ending September 30, 2022, our total interest income increased to $98,269,000 from $81,743,000, an increase of 20%. Our loan portfolio increased from $2,073,461,000 at September 30, 2021 to $2,417,327,000, an increase of 17%. Our deposits increased from $2,544,374,000 at September 30, 2021 to $2,708,572,000.

So, what does all this mean to you? It means that your First Guaranty Bancshares, Inc. has grown and gotten stronger so that it can continue to grow even more profitable while overcoming "bumps in the road." It means that our balance sheet has grown stronger so that we can remain a profitable, income producing asset, as we go forward.

Our aim is to increase our shareholder value while continuing to build a fortress balance sheet.

We appreciate your support.



Sincerely,

Alton B. Lewis
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2022	September 30, 2021
	(unaudited)	
Assets		
Cash and cash equivalents:		
Cash and due from banks	$109,174	$269,617
Federal funds sold	183	160
Cash and cash equivalents	109,357	269,777
Investment securities:		
Available for sale, at fair value	131,318	226,814
Held to maturity, at cost (estimated fair value of $243,800 and $152,235 respectively)	319,899	153,333
Investment securities	451,217	380,147
Federal Home Loan Bank stock, at cost	4,830	1,358
Loans held for sale	-	-
Loans, net of unearned income	2,417,327	2,073,461
Less: allowance for loan and lease losses	23,468	25,338
Net loans	2,393,859	2,048,123
Premises and equipment, net	58,209	59,312
Goodwill	12,900	12,900
Intangible assets, net	5,267	6,027
Other real estate, net	1,667	2,531
Accrued interest receivable	12,067	14,097
Other assets	47,424	30,232
Total Assets	$3,096,797	$2,824,504
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	534,548	499,649
Interest-bearing demand	1,421,877	1,245,969
Savings	217,820	200,094
Time	534,327	598,662
Total deposits	2,708,572	2,544,374
Short-term advances from Federal Home Loan Bank	80,000	-
Short-term borrowings	20,000	-
Repurchase agreements	6,408	6,079
Accrued interest payable	3,641	4,304
Long-term advances from Federal Home Loan Bank	-	3,248
Senior long-term debt	22,738	25,981
Junior subordinated debentures	15,000	14,807
Other liabilities	9,000	6,626
Total Liabilities	2,865,359	2,605,419
Shareholders' Equity		
Preferred Stock, Series A - $1,000 par value 100,000 shares authorized; non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock - $1 par value 100,600,000 shares authorized; 10,716,796 shares issued[1]	10,717	10,717
Surplus	130,093	130,093
Retained earnings	73,526	50,903
Accumulated other comprehensive (loss) income	(15,956)	(5,686)
Total Shareholders' Equity	231,438	219,085
Total Liabilities & Shareholders' Equity	$3,096,797	$2,824,504

[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.

Consolidated Statements of Income

(in thousands, except share, per share data & percentages)

	Three-Months Ended September 30, 2022	Three-Months Ended September 30, 2021
	(unaudited)	
Interest Income:		
Loans (including fees)	$32,386	$26,685
Deposits with other banks	561	69
Securities (including FHLB stock)	2,303	2,660
Total Interest Income	35,250	29,414
Interest Expense:		
Demand deposits	6,243	1,983
Savings deposits	267	50
Time deposits	2,533	3,079
Borrowings	758	470
Total Interest Expense	9,801	5,582
Net Interest Income	25,449	23,832
Less: Provision for loan losses	1,509	304
Net Interest Income after Provision for Loan Losses	23,940	23,528
Noninterest Income:		
Service charges, commissions and fees	814	556
ATM and debit card fees	864	874
Net (losses) gains on securities		(184)
Net gains on sale of loans	1,624	110
Other	716	706
Total Noninterest Income	4,018	2,062
Total Business Revenue, Net of Provision for Loan Losses	27,958	25,590
Noninterest Expense:		
Salaries and employee benefits	9,181	8,131
Occupancy and equipment expense	2,295	2,227
Other	6,312	5,394
Total Noninterest Expense	17,788	15,752
Income Before Income Taxes	10,170	9,838
Less: Provision for income taxes	2,117	2,047
Net Income	8,053	7,791
Less: Preferred stock dividends	582	582
Income Available to Common Shareholders	$7,471	$7,209
Per Common Share[1]:		
Earnings	$0.70	$0.67
Cash dividends paid	$0.16	$0.15
Weighted Average Common Shares Outstanding	10,716,796	10,716,796
Return on Average Assets	1.06%	1.03%
Return on Average Common Equity	15.15%	15.36%

[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.

Consolidated Statements of Income

(in thousands, except share, per share data & percentages)

	Nine-Months Ended September 30, 2022	Nine-Months Ended September 30, 2021
	(unaudited)	
Interest Income:		
Loans (including fees)	$ 90,423	$ 75,629
Deposits with other banks	924	210
Securities (including FHLB stock)	6,922	5,904
Total Interest Income	98,269	81,743
Interest Expense:		
Demand deposits	11,403	5,222
Savings deposits	429	152
Time deposits	7,828	9,930
Borrowings	1,867	1,558
Total Interest Expense	21,527	16,862
Net Interest Income	76,742	64,881
Less: Provision for loan losses	2,898	1,812
Net Interest Income after Provision for Loan Losses	73,844	63,069
Noninterest Income:		
Service charges, commissions and fees	2,364	1,934
ATM and debit card fees	2,591	2,649
Net (losses) gains on securities	(17)	876
Net gains on sale of loans	1,713	435
Other	1,856	2,092
Total Noninterest Income	8,507	7,986
Total Business Revenue, Net of Provision for Loan Losses	82,351	71,055
Noninterest Expense:		
Salaries and employee benefits	27,246	23,678
Occupancy and equipment expense	6,748	6,746
Other	18,364	16,340
Total Noninterest Expense	52,358	46,764
Income Before Income Taxes	29,993	24,291
Less: Provision for income taxes	6,230	5,043
Net Income	23,763	19,248
Less: Preferred stock dividends	1,747	802
Income Available to Common Shareholders	$22,016	$18,446
Per Common Share[1]:		
Earnings	$2.05	$1.72
Cash dividends paid	$0.48	$0.44
Book Value Per Common Share[1]	$18.51	$17.36
Weighted Average Common Shares Outstanding	10,716,796	10,716,796
Return on Average Assets	1.07%	0.92%
Return on Average Common Equity	15.29%	13.55%

[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.